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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Registration Statement No. 333-18901 on Form S-3 and related Prospectus of IDT Corporation for the registration of 400,000 shares of its common stock and to the incorporation by reference therein of our report dated September 25, 1997 with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1997 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

                                          Ernst & Young LLP

New York, New York
November 24, 1997